Exhibit 10.37

                       [LETTERHEAD OF YDI WIRELESS, INC.]

                                               October 30, 2003

Via Telecopy (817-560-1577) and Mail

Mr. Gary W. Havener
P.O. Box 121969
Fort Worth, TX  76121-1969

         Re:      Removal of Personal Guarantee
                  -----------------------------
Dear Gary:

         I am very pleased to inform you that I and the other officers of YDI Wireless have received authorization from our Board of Directors, in the context of the contemplated merger between Phazar Corp. and YDI Wireless, to remove your personal guarantee from the bank loan made to Antenna Products Corporation secured by the 9.9 acre property located at 101 S.E. 25th Avenue, Mineral Wells, Texas which had an unpaid principal balance of approximately $680,000 as of August 31, 2003. We will cause all liability under your personal guarantee to cease within thirty (30) days after the closing of the contemplated merger either by having the bank cancel that guarantee or by paying off the underlying debt.

                                                    Very truly yours,

                                                    /s/ Robert E. Fitzgerald

                                                    Robert E. Fitzgerald
                                                    Chief Executive Officer